As filed with the Securities and Exchange Commission on March 17, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RYERSON HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	26-1251524
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

227 W. Monroe St., 27th Floor

Chicago, Illinois 60606

(312) 292-5000

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Ryerson Holding Corporation 2014 Omnibus Incentive Plan

(Full title of the plan)

Mark S. Silver

Vice President and Managing Counsel

Ryerson Holding Corporation

227 W. Monroe St., 27th Floor

Chicago, Illinois 60606

(312) 292-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Cristopher Greer, Esq.

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

(212) 728-8000

(212) 728-9214 (Facsimile)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, par value $0.01 per share	1,695,000	$6.20	$10,509,000	$1,221.15

(1)	Represents 1,695,000 shares of Common Stock issuable pursuant to the Ryerson Holding Corporation 2014 Omnibus Incentive Plan (the “Plan”). In addition, this Registration Statement covers an indeterminable number of additional shares of Common Stock as may hereafter be offered or issued, pursuant to the Plan, to prevent dilution resulting from stock splits, stock dividends or similar transactions or other adjustments effected without receipt of consideration.
(2)	Estimated solely for calculating the amount of the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act of 1933, as amended. The computation is based on the average of the high and low sale prices of the common stock as reported on the New York Stock Exchange on March 10, 2015.

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is filed by Ryerson Holding Corporation (the “Company”) to register 1,695,000 shares of the Company’s common stock, par value $0.01 per share (“Common Stock”), which may be issued under the Company’s 2014 Omnibus Incentive Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Part I of this Registration Statement have been or will be sent or given to participating employees as specified in Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”), in accordance with the rules and regulations of the United States Securities and Exchange Commission (the “Commission”). Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE

REGISTRATION STATEMENT

Item 3.	INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, filed with the Commission by the Company, are incorporated by reference into the Registration Statement:

(a)	the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, filed pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”);

(b)	the description of the Company’s Common Stock, $0.01 par value per share, contained in the Prospectus included in the Company’s Form S-1 Registration Statement; and

(c)	the Company’s Current Reports on Form 8-K, filed on January 5, 2015 pursuant to the Exchange Act.

In addition, all documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents with the Commission. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed to constitute a part hereof except as so modified or superseded.

Item 4.	DESCRIPTION OF SECURITIES

Inapplicable.

Item 5.	INTERESTS OF NAMED EXPERTS AND COUNSEL

Inapplicable.

Item 6.	INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) limits its directors’ and officers’ liability to the fullest extent permitted under Delaware corporate law. Specifically, the Company’s directors and officers are not liable to the Company or the Company’s stockholders for monetary damages for any breach of fiduciary duty by a director or officer, except for liability: (i) for any breach of the director’s or officer’s duty of loyalty to the Company or the Company’s stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which a director or officer derives an improper personal benefit.

If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of the Company’s directors and officers shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

The provision regarding indemnification of the Company’s directors and officers in the Certificate of Incorporation will generally not limit liability under state or federal securities laws.

Delaware law and the Company’s Certificate of Incorporation provide that the Company will, in certain situations, indemnify any person made or threatened to be made a party to a proceeding by reason of that person’s former or present official capacity with the Company against judgments, penalties, fines, settlements, and reasonable expenses including reasonable attorney’s fees. Any person is also entitled, subject to certain limitations, to payment or reimbursement of reasonable expenses in advance of the final disposition of the proceeding. In addition, certain indemnification agreements to which the Company is a party provide for the indemnification of the Company’s employees who are party thereto.

The Company also maintains a directors’ and officers’ insurance policy pursuant to which its directors and officers are insured against liability for actions taken in their capacities as directors and officers.

The Company has also entered into indemnification agreements with its directors and certain officers providing, subject to certain specified exceptions contained therein, for the indemnification of such persons for related expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were serving in such capacity.

Item 7.	EXEMPTION FROM REGISTRATION CLAIMED

Inapplicable.

Item 8.	EXHIBITS

Exhibit No.	Description of Exhibit

4.1	Form of Investor Rights Agreement, by and among Ryerson Holding Corporation, Platinum Equity Capital Partners, L.P., Platinum Equity Capital Partners-PF, L.P., Platinum Equity Capital Partners-A, L.P., Platinum Equity Capital Partners II, L.P., Platinum Equity Capital Partners-PF II, L.P., Platinum Equity Capital Partners-A II, L.P. and Platinum Rhombus Principals, LLC. (a)

4.2	Amended and Restated Stockholders’ Agreement, dated as of March 31, 2009, by and among Rhombus Holding Corporation, Platinum Equity Capital Partners, L.P., Platinum Equity Capital Partners-A, L.P., Platinum Equity Capital Partners-PF, L.P., Platinum Equity Capital Partners II, L.P., Platinum Equity Capital Partners-A II, L.P., Platinum Equity Capital Partners-PF II, L.P., Platinum Rhombus Principals, LLC, and the stockholders party thereto. (b)

4.3	Amendment to Amended and Restated Stockholders’ Agreement, dated as of April 1, 2009, by and among Rhombus Holding Corporation, Platinum Equity Capital Partners, L.P., Platinum Equity Capital Partners-A, L.P., Platinum Equity Capital Partners-PF, L.P., Platinum Equity Capital Partners II, L.P., Platinum Equity Capital Partners-A II, L.P., Platinum Equity Capital Partners-PF II, L.P., Platinum Rhombus Principals, LLC, Moelis Capital Partners Opportunity Fund I, LP and Moelis Capital Partners Opportunity Fund I-A, LP. (b)

5.1	Opinion of Willkie Farr & Gallagher LLP as to the validity of shares to be issued.

23.1	Consent of Willkie Farr & Gallagher LLP (included in the opinion filed as Exhibit 5 hereto).

23.2	Consent of Ernst & Young LLP – Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page).

99.1	Ryerson Holding Corporation 2014 Omnibus Incentive Plan (c)

(a)	Incorporated by reference to Ryerson Holding Corporation’s Form S-1/A-15 filed on May 6, 2013 (File No. 333-164484).
(b)	Incorporated by reference to Ryerson Holding Corporation’s Form S-1/A-4 filed on April 16, 2010 (File No. 333-164484).
(c)	Incorporated by reference to Ryerson Holding Corporation’s Form S-1/A-21 filed on July 24, 2014 (File No. 333-164484).

Item 9.	UNDERTAKINGS

1. The undersigned registrant hereby undertakes:

(a) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof), which individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (1)(a)(i) and (1)(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with, or furnished to, the Commission by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago, State of Illinois, on the 17th day of March, 2015.

RYERSON HOLDING CORPORATION

By:	/s/ Mark S. Silver
Name:	Mark S. Silver
Title:	Vice President and Managing Counsel

POWER OF ATTORNEY

In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below constitutes and appoints Mark S. Silver as his true and lawful attorney-in-fact and agent, each acting along with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) and exhibits to this Registration Statement, and to any registration statement filed under Commission Rule 462, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Michael C. Arnold Name: Michael C. Arnold	President and Chief Executive Officer	March 17, 2015

/s/ Edward J. Lehner Name: Edward J. Lehner	Executive Vice President and Chief Financial Officer	March 17, 2015

/s/ Erich S. Schnaufer Name: Erich S. Schnaufer	Controller and Chief Accounting Officer	March 17, 2015

/s/ Kirk K. Calhoun Name: Kirk K. Calhoun	Director	March 17, 2015

/s/ Eva M. Kalawski Name: Eva M. Kalawski	Director	March 17, 2015

Name: Jacob Kotzubei	Director

/s/ Stephen P. Larson Name: Stephen P. Larson	Director	March 17, 2015

Name: Philip E. Norment	Director

/s/ Mary Ann Sigler Name: Mary Ann Sigler	Director	March 17, 2015

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit

4.1	Form of Investor Rights Agreement, by and among Ryerson Holding Corporation, Platinum Equity Capital Partners, L.P., Platinum Equity Capital Partners-PF, L.P., Platinum Equity Capital Partners-A, L.P., Platinum Equity Capital Partners II, L.P., Platinum Equity Capital Partners-PF II, L.P., Platinum Equity Capital Partners-A II, L.P. and Platinum Rhombus Principals, LLC. (a)

4.2	Amended and Restated Stockholders’ Agreement, dated as of March 31, 2009, by and among Rhombus Holding Corporation, Platinum Equity Capital Partners, L.P., Platinum Equity Capital Partners-A, L.P., Platinum Equity Capital Partners-PF, L.P., Platinum Equity Capital Partners II, L.P., Platinum Equity Capital Partners-A II, L.P., Platinum Equity Capital Partners-PF II, L.P., Platinum Rhombus Principals, LLC, and the stockholders party thereto. (b)

4.3	Amendment to Amended and Restated Stockholders’ Agreement, dated as of April 1, 2009, by and among Rhombus Holding Corporation, Platinum Equity Capital Partners, L.P., Platinum Equity Capital Partners-A, L.P., Platinum Equity Capital Partners-PF, L.P., Platinum Equity Capital Partners II, L.P., Platinum Equity Capital Partners-A II, L.P., Platinum Equity Capital Partners-PF II, L.P., Platinum Rhombus Principals, LLC, Moelis Capital Partners Opportunity Fund I, LP and Moelis Capital Partners Opportunity Fund I-A, LP. (b)

5.1	Opinion of Willkie Farr & Gallagher LLP as to the validity of shares to be issued.

23.1	Consent of Willkie Farr & Gallagher LLP (included in the opinion filed as Exhibit 5 hereto).

23.2	Consent of Ernst & Young LLP – Independent Registered Public Accounting Firm.

24.1	Power of Attorney (included on the signature page).

99.1	Ryerson Holding Corporation 2014 Omnibus Incentive Plan (c)

(a)	Incorporated by reference to Ryerson Holding Corporation’s Form S-1/A-15 filed on May 6, 2013 (File No. 333-164484).
(b)	Incorporated by reference to Ryerson Holding Corporation’s Form S-1/A-4 filed on April 16, 2010 (File No. 333-164484).
(c)	Incorporated by reference to Ryerson Holding Corporation’s Form S-1/A-21 filed on July 24, 2014 (File No. 333-164484).